EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended August 31, 2015, the Geneva Advisors All Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $4,277,935
Accumulated Net Realized Gain/(Loss)   $67
Paid-in Capital      $(4,278,002)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the PMC Core Fixed Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(167,111)
Accumulated Net Realized Gain/(Loss)   $(276,151)
Paid-in Capital      $443,262

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the PMC Diversified Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(159,147)
Accumulated Net Realized Gain/(Loss)   $(1,473,446)
Paid-in Capital      $1,632,593

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Geneva Advisors Equity Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $54,459
Accumulated Net Realized Gain/(Loss)   $(221,736)
Paid-in Capital      $167,277

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Morgan Dempsey Small/Micro Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(5)
Accumulated Net Realized Gain/(Loss)   $5
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Performance Trust Strategic Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $706,427
Accumulated Net Realized Gain/(Loss)   $(706,427)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Samson STRONG Nations Currency Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(676,237)
Accumulated Net Realized Gain/(Loss)   $4,900,157
Paid-in Capital      $(4,223,920)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Geneva Advisors International Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $25,630
Accumulated Net Realized Gain/(Loss)   $(9,009)
Paid-in Capital      $(16,621)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Geneva Advisors Small Cap Opportunities Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $19,353
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(19,353)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the William Blair Directional Multialternative Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,559,043
Accumulated Net Realized Gain/(Loss)   $(1,559,043)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2015, the Geneva Advisors Emerging Markets Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(1,447)
Accumulated Net Realized Gain/(Loss)   $1,445
Paid-in Capital      $2

The reclassifications have no effect on net assets or net asset value per share.